UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2006

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 1700
New York, NY 10168
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2006, Lev Pharmaceuticals, Inc. (the “Registrant”), as tenant, and DOLP 675 Properties II LLC, as landlord, entered into a lease agreement for general office space consisting of approximately 3,300 total rentable square feet located at 675 Third Avenue, Room 2200-15, New York, NY 10017. Registrant will use the premises as general office space for its operations. The lease is for a term of five years and one month, with an anticipated commencement date to occur in January 2007. The Registrant will be entitled to occupy the premises on rent-free basis for one month following the commencement date and thereafter will pay rent at the rate of $180,670 for the first two years of the lease term and $193,458 thereafter until the end of the term. The Registrant is required to post a letter of credit in the amount of $93,335 as a security deposit for the lease. The foregoing description of the lease is qualified in its entirety by reference to the lease agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

10.1	Form of Lease Agreement dated as of December 20, 2006 between the Registrant and the Landlord.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein, Ph.D.
Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer and President
Date: December 22, 2006

Exhibit Index

Exhibit No.	Description of Document

10.1	Form of Lease Agreement dated as of December 20, 2006 between the Registrant and the Landlord.